Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the issuance of additional shares of the Corporation’s Common Stock pursuant to the Stock Purchase and Deferral Plan and the issuance of additional deferred compensation obligations pursuant to the Cash Deferral Plan;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Randall L. Stephenson, Jonathan P. Klug, John J. Stephens, Paul W. Stephens, Wayne Watts, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

April 26, 2013	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President
April 26, 2013	/s/ Gilbert F. Amelio
Date	Gilbert F. Amelio Director
April 26, 2013	/s/ Reuben V. Anderson
Date	Reuben V. Anderson Director
April 26, 2013	/s/ James H. Blanchard
Date April 26, 2013	James H. Blanchard Director /s/ Jaime Chico Pardo
Date	Jaime Chico Pardo Director
April 26, 2013	/s/ Scott T. Ford
Date	Scott T. Ford Director

April 26, 2013	/s/ James P. Kelly
Date	James P. Kelly
Director

April 26, 2013	/s/ Jon C. Madonna
Date	Jon C. Madonna Director
April 26, 2013	/s/ Michael B. McCallister
Date	Michael B. McCallister Director
April 26, 2013	/s/ John B. McCoy
Date	John B. McCoy Director
April 26, 2013	/s/ Joyce M Roché
Date	Joyce M. Roché Director
April 26, 2013	/s/ Matthew K. Rose
Date	Matthew K. Rose Director

April 26, 2013	/s/ Laura D’Andrea Tyson
Date	Laura D’Andrea Tyson Director